EXHIBIT 99.1

CITIZENS BANCORP
375 SOUTHWEST THIRD STREET
CORVALLIS, OREGON 97339

FOR IMMEDIATE RELEASE

CITIZENS BANCORP ANNOUNCES PLAN TO DEREGISTER

(Corvallis, Oregon) September 11, 2007 – Citizens Bancorp (the “Company”) announced today that its Board of Directors has approved a plan to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission. This transaction would be accomplished through amendments to its Articles of Incorporation effecting a share reclassification and redemption, whereby shareholders owning less than 2,500 shares of Company common stock will receive one share of Series A Preferred Stock for each share of common stock they own, and shareholders owning less than 250 shares of Company common stock will receive cash at the rate of $23.50 per share. Shares of common stock held by shareholders owning more than 2,500 shares will remain outstanding and will be unaffected by the reclassification.

If, after completion of the reclassification, Citizens Bancorp has fewer than 300 stockholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-K and quarterly reports on Form 10-Q, and it will no longer be subject to the SEC’s proxy rules.

“In addition to anticipated cost savings resulting from the elimination of these reporting requirements, we expect that the reduced burden on management will allow our officers to focus more attention on our customers and the communities where we operate,” stated CEO William V. Humphreys, Sr. “Remaining an independent community bank is important to us because of what we bring to our customers and stockholders,” Mr. Humphreys added. “We believe that this will help us achieve our institution’s long-held goals.”

The Board of Directors received a fairness opinion from an independent appraisal firm, Southard Financial, that the price of $23.50 per share to be paid to shareholders owning less than 250 shares after the reclassification is effective is fair, from a financial point of view, to Company stockholders. The proposed reclassification is subject to approval by the holders of a majority of the issued and outstanding shares of the Company’s common stock. Stockholders will be asked to approve the transaction at a special meeting of stockholders, currently expected to be held in October 2007.

The Company’s stockholders will vote on whether to approve the proposed reclassification. The Company intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction today. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when these documents are available. Stockholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC’s web site at http://www.sec.gov. Citizens Bancorp will also mail a copy of the definitive proxy statement prior to the special meeting to its stockholders entitled to vote at the special meeting.

For more information about the above transaction, contact Lark E. Wysham, Corporate Secretary, at (541) 752-5161.

About Citizens Bancorp

Citizens Bancorp is an Oregon bank holding company with its principal office in Corvallis. Its wholly-owned subsidiary, Citizens Bank, operates as a commercial bank in eleven locations in the five Oregon counties of Benton, Linn, Lane, Yamhill, and Polk. Its ten branches are located in the communities of Corvallis, Philomath, Albany, Junction City, McMinnville, Harrisburg, Dallas, Lebanon, and Springfield.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve include information about possible or assumed future results of our operations. When we use any of the words “believes”, “expects”, “anticipates”, “hopeful”, “confident” or similar expressions, we are making forward-looking statements. Many possible events or factors can create risks and uncertainties that may cause results to differ materially from those set forth in these statements. The Company cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.

/s/ William V. Humphreys
     William V. Humphreys, President and CEO
     Citizens Bancorp